Law Offices
                              MILES & STOCKBRIDGE
                                10 Light Street
                           Baltimore, Maryland 21202
                             Telephone 410-727-6464
                                Fax 410-385-3700

December 27, 1996

Third Avenue Value Fund, Inc.
767 Third Avenue
New York, NY 10017-2023

Ladies and Gentlemen:

         We have acted as special Maryland counsel to Third Avenue Value Fund, Inc., a Maryland Corporation (the "Fund"), in connection with the filing by the Fund of a Form 24f-2, Annual Notice of Securities Sold Pursuant to Rule 24f-2 of the Investment Company Act of 1940, as amended, dated of even date with this letter (the "Rule 24f-2 Notice"). We have prepared this opinion letter as attorneys admitted to practice law in the State of Maryland, and we express no opinion regarding any matters of federal law or the laws of any jurisdiction other than internal laws of the State of Maryland which may be applicable to the matters addressed herein.

     In our capacity as special Maryland counsel to the Fund and for the purpose of rendering the opinions expressed herein, we have examined originals or copies of the following documents:

     1. The Charter of the Fund as on file with the Maryland State Department of Assessments and Taxation ("SDAT") as of December 27, 1996;

     2. A Certificate of Corporate Secretary dated of even date herewith and the exhibits thereto, which exhibits include, among other things, the By-Laws of the Fund as amended through the date hereof and copies of certain minutes of meetings of the Board of Directors of the Fund;

     3. A Certificate of Treasurer dated of even date herewith certifying, among other things, that the Fund issued certain shares of its capital stock during the period beginning November 1, 1995 and ended October 31, 1996 against payment therefor in accordance with the Charter and Bylaws of the Fund and certain resolutions authorizing their issuance; and

     4. The Rule 24f-2 Notice of the Fund referred to above.
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         In  rendering  the opinions  expressed in this letter,  we have assumed that all documents submitted to us as originals are authentic, all of the documents submitted to us as certified or photostatic copies conform to the original documents, all of the signatures on all of the documents submitted to us for examination are genuine, all natural persons who executed any of the documents or certificates that we have reviewed or relied upon had legal capacity at the time of such execution, and all public records reviewed by us are accurate and complete. Moreover, in rendering the opinions expressed within this letter, we relied as to certain factual matters upon the Certificate of Corporate Secretary and the Certificate of Treasurer and made no independent investigation or inquiry regarding the matters set forth herein.

         Based upon our examination of the foregoing, and subject to the foregoing assumptions, it is our opinion that all necessary corporate action on the part of the Fund was taken to authorize the issuance and sale, during the period from November 1, 1995 through October 31, 1996, of the 12,330,965 shares of the capital stock of the Fund, designated as its Common Stock, par value $.001 per share, that are being registered by the Fund pursuant to Rule 24f-2 on the accompanying Rule 24f-2 Notice, and that all such shares have been legally issued, and are fully paid and non-assessable.

         The opinions expressed in this letter are based on the laws of the State of Maryland in effect on the date hereof. The opinions expressed herein are limited to the matters set forth in this letter, and no other opinion should be inferred beyond the matters expressly stated. This letter and the opinions expressed herein are being furnished by us to you solely for your benefit and may not be relied upon or otherwise referred to by any other person or for any other purpose without our prior written consent. Notwithstanding the foregoing, we hereby consent to the filing of this opinion with the Securities and Exchange Commission in connection with the filing of the Rule 24f-2 Notice pursuant to the Investment Company Act of 1940.

                                        Very truly yours,

                                        Miles & Stockbridge,
                                        a Professional Corporation

                                        By: /s/ John B. Frisch
                                            ------------------
                                            John B. Frisch